                                                                          EX-2.3

                               AGREEMENT OF MERGER

            AGREEMENT OF MERGER, dated this 31st day of October, 1996, pursuant to Section 251 of the General Corporation Law of the State of Delaware, between CPG Investors Inc. ("CPG Investors"), a Delaware corporation and CPG Acquisition Company ("Acquisition"), a Delaware corporation.

            WITNESSETH that:

            WHEREAS, all of the constituent corporations desire to merge into a single corporation;

            NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

            FIRST: CPG Investors hereby merges into itself Acquisition and said Acquisition shall be and hereby is merged into CPG Investors, which shall be the surviving corporation.

            SECOND: The Certificate of Incorporation of the surviving corporation is hereby amended and restated as set forth in Exhibit A.

            THIRD: At the effective time of the merger (the "Effective Time"), by virtue of the merger and without any action on the part of CPG Investors and Acquisition or their respective shareholders:

            (a) Each share of common stock, par value $0.01 per share, of CPG Investors (the "Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in cash, a pro rata share of the aggregate merger consideration of $53,000,000 less outstanding indebtedness of CPG Investors to Crestar Bank at closing and certain amounts to be held in escrow as mutually agreed by CPG Investors and Acquisition and plus or minus certain other post-closing adjustments to be made after the Effective Time.

            (b) As of the Effective Time, all Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive such holder's appropriate portion of the merger consideration upon surrender of its stock certificate.

            (c) Each share of Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished at the Effective Time without any conversion thereof and no payment shall be made with respect thereto.

            (d) At the Effective Time, each holder of an outstanding certificate that prior thereto represented Common Stock shall be entitled, upon surrender thereof to the Parent, to receive in exchange therefor such holder's appropriate portion of the merger consideration.

            (e) Each share of common stock, par value $.001 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall automatically without any action on the part of the holder thereof be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

            FOURTH: The terms and conditions of the merger are as follows:

            (a) The bylaws of Acquisition as they shall exist on the effective date of this Agreement shall be the bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

            (b) The directors and committee members of the surviving corporation shall be the directors and committee members of Acquisition on the effective date, each holding the same directorship for the term elected and until their successors are duly elected or appointed and qualified.

            (c) This merger shall become effective on October 31, 1996.

            (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

            IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors have caused these presents to be executed by the respective officer of each party hereto as the respective act, deed and agreement of each of said corporations on this 31st day of October, 1996.

                                        CPG INVESTORS INC.

                                        By:/s/ James E. Rogers
                                           ----------------------------
                                           Name:  James E. Rogers
                                           Title: Chairman

                                        CPG ACQUISITION COMPANY

                                        By:/s/ Alex Kwader
                                           ----------------------------
                                           Name:  Alex Kwader
                                           Title: President

            IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective Boards of Directors have caused these presents to be executed by the respective officer of each party hereto as the respective act, deed and agreement of each of said corporations on this 31st day of October, 1996.

                                        CPG INVESTORS INC.

                                        By:_____________________________
                                           Name:
                                           Title:

                                        CPG ACQUISITION COMPANY

                                        By:/s/ Alex Kwader
                                        --------------------------------
                                           Name:  Alex Kwader
                                           Title: President

            I, James, E. Rogers, Chairman of CPG Investors Inc. ("CPG Investors"), a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Chairman, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of CPG Acquisition Company, a corporation of the State of Delaware, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the written consent of a majority of the voting stockholders of CPG Investors, which Agreement of Merger was thereby adopted as the act of the stockholders of said CPG Investors, and the duly adopted agreement and act of the said corporation.

            WITNESS my hand on this 31st day of October, 1996.


                                    /s/ James E. Rogers
                                    -------------------------
                                    James E. Rogers, Chairman

            I, Bruce Moore, Vice President of CPG Acquisition Company ("Acquisition"), a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Vice President, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of CPG Investors Inc., a corporation of the State of Delaware, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the written consent of a majority of the voting stockholders of Acquisition, which Agreement of Merger was thereby adopted as the act of the stockholders of said Acquisition, and the duly adopted agreement and act of the said corporation.

            WITNESS my hand on this 31st day of October, 1996.


                                    /s/ Bruce Moore
                                    -----------------------------
                                    Bruce Moore, Vice President

                                                                       EXHIBIT A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CPG INVESTORS INC.

                                 --------------

            I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

            FIRST: The name of the Corporation is

                        CPG Investors Inc.

            SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

            FOURTH: The total authorized capital stock of the Corporation shall be 1,000 shares of Common Stock, par value $0.01 per share.

            FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                                                       EXHIBIT A
                                                                          Page 2

            SIXTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

            SEVENTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

            1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article SEVENTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

            2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article SEVENTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

            EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.